UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

L3 TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37975	13-3937436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by L3 Technologies, Inc., a Delaware corporation (“L3”), with the Securities and Exchange Commission (the “SEC”) on October 15, 2018, on October 12, 2018, L3 entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Harris Corporation, a Delaware corporation (“Harris”), and Leopard Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Harris (“Merger Sub”).

On June 29, 2019, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into L3 (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and L3 continued its existence under Delaware law as the surviving corporation in the Merger and a direct wholly-owned subsidiary of Harris, which was renamed “L3Harris Technologies, Inc.” (“L3Harris”) upon the consummation of the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2019, Harris, L3 and Merger Sub entered into a First Amendment (the “Amendment”) to the Merger Agreement, which provides that: (1) the name of the combined company will be changed to “L3Harris Technologies, Inc.” as of the Effective Time and (2) unless and until L3Harris’ Board of Directors shall otherwise determine, (a) up to and including June 28, 2019, the fiscal year of L3Harris shall end on the Friday nearest June 30 and (b) commencing June 29, 2019, the fiscal year of L3Harris shall end on the Friday nearest December 31, and the period commencing on June 29, 2019 shall be a fiscal transition period ending on January 3, 2020.  The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on June 28, 2019, L3 repaid all amounts outstanding under the Credit Agreement, dated as of October 31, 2016 (as amended on December 22, 2016 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among L3, as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, the other letter of credit issuers party thereto and the lenders from time to time party thereto, and terminated the Credit Agreement and all commitments thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, on June 29, 2019, L3 and Harris completed their previously announced Merger. As a result of the Merger, L3 became a direct wholly-owned subsidiary of L3Harris. At the Effective Time, each issued and outstanding share of common stock of L3, par value $0.01 per share (“L3 Common Stock”) (other than shares of L3 Common Stock owned by Harris, Merger Sub or any other direct or indirect wholly-owned subsidiary of Harris or owned by L3 or any direct or indirect wholly-owned subsidiary of L3, in each case other than any such shares owned by an L3 benefit plan or held on behalf of third parties), was automatically converted into the right to receive 1.30 (the “Exchange Ratio”) shares of L3Harris common stock, par value $1.00 per share (“L3Harris Common Stock”).

L3’s equity awards granted prior to October 12, 2018, in accordance with the terms and conditions that were applicable to such awards prior to the Effective Time, generally automatically vested at the Effective Time and are in the process of being settled in L3Harris Common Stock (with stock options automatically converted into stock options with respect to L3Harris Common Stock), in each case, after giving effect to the Exchange Ratio and appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards prior to the Effective Time. Additionally, at the Effective Time, any L3 restricted stock unit or L3 restricted stock award granted on or after October 12, 2018 was converted into a corresponding award with respect to L3Harris Common Stock, with the number of shares underlying such award adjusted based on the Exchange Ratio, and remained outstanding in accordance with the terms that were applicable to such award prior to the Effective Time.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by L3 with the SEC on October 15, 2018 and is incorporated by reference into this Item 2.01, and to the terms of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2019, in connection with the consummation of the Merger, L3 notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the trading of L3 Common Stock on the NYSE be suspended prior to market open on July 1, 2019 and that the listing of the shares of L3 Common Stock on the NYSE be withdrawn. In addition, L3 requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of the shares of L3 Common Stock from the NYSE and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). L3 intends to file with the SEC a Form 15 suspending L3’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, a change in control of L3 occurred, and L3 became a direct wholly-owned subsidiary of L3Harris. The information contained in the Introductory Note above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, on June 29, 2019 upon completion of the Merger, the Board of Directors (the “Board”) of L3 was reconstituted to consist of three directors, comprised of Mr. William M. Brown, Mr. Christopher E. Kubasik and Mr. Scott T. Mikuen.  The then-serving members of the Board of L3, other than Mr. Kubasik, namely Robert B. Millard, Claude R. Canizares, Thomas A. Corcoran, Ann E. Dunwoody, Lewis Kramer, Rita S. Lane, Lloyd W. Newton, Vincent Pagano, Jr. and H. Hugh Shelton, voluntarily resigned as directors on June 29, 2019 upon completion of the Merger (not because of any disagreement on any matter relating to the registrant’s operations, policies or practices).

Effective on July 1, 2019, Ms. Ann D. Davidson ceased being an employee of L3.  Ms. Davidson previously served as Senior Vice President, General Counsel and Corporate Secretary of L3.  Ms. Davidson’s cessation of employment is amicable, and there is no disagreement between her and L3 on any matter relating to operations, policies or practices.

Effective on July 1, 2019, Mr. Jeffrey A. Miller ceased being an employee of L3.  Mr. Miller previously served as Senior Vice President and President of L3’s Intelligence, Surveillance & Reconnaissance Systems Segment.  Mr. Miller’s cessation of employment is amicable, and there is no disagreement between him and L3 on any matter relating to operations, policies or practices.

(e)	Compensatory Arrangements for Certain Executive Officers

In contemplation of the consummation of the Merger, on June 26, 2019 a duly constituted subcommittee of the Compensation Committee of L3’s Board of Directors (the “Subcommittee”) approved the compensation actions set forth below with respect to L3’s named executive officers (the “NEOs”).

The Subcommittee approved the following annual incentive payouts for the first half of fiscal 2019 based on: (1) each NEO’s pro-rated target bonus (representing 50% of the total annual bonus opportunity established for such NEO in early 2019), (2) L3’s operating income and free cash flow results as compared to pre-established targets for such financial measures and (3) each NEO’s individual performance: Christopher E. Kubasik, $1,261,000; Ralph G. D’Ambrosio, $583,000; Ann D. Davidson, $426,000; Todd W. Gautier, $436,000; and Jeffrey A. Miller, $443,000.  The Subcommittee also approved a lump sum payment of $450,000 to Mr. Miller, subject to his acceptance of an extension of the duration of the non-competition and non-solicitation covenants applicable to him under L3’s Change in Control Severance Plan from a period of 12 months to 18 months following his separation from L3.

In addition, the Subcommittee determined that L3’s relative total shareholder return results under performance cash awards granted to the NEOs in 2017 and 2018 exceeded the maximum performance goals for such awards as adjusted to account for the reduced period of actual performance.  As a result, the NEOs earned 200% of the target dollar value under the performance cash awards originally granted to them.  A portion of the cash earned became payable upon the Effective Time, with the remainder subject to continued vesting through December 31, 2020 or 2021, as applicable, with partial or full acceleration in the event of a qualified separation due to death, disability, retirement, termination without cause or termination for good reason as defined under the applicable award agreements.

The Subcommittee further determined that L3’s earnings per share results under performance unit awards granted to the NEOs in 2017 and 2018 exceeded the maximum performance goals for such awards as adjusted to account for the reduced period of actual performance.  As a result, the NEOs earned 200% of the target number of performance units originally granted to them.  Upon the Effective Time, a portion of the earned units became payable in shares of stock (and cash in respect of accrued dividend equivalents thereon), with the remainder subject to continued vesting through December 31, 2020 or 2021, as applicable, with partial or full acceleration in the event of a qualified separation due to death, disability, retirement, termination without cause or termination for good reason as defined under the applicable award agreements.

Finally, the Subcommittee approved the termination of L3’s Executive Severance Plan effective upon the 30th day following the filing of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, L3’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”), and L3’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of October 12, 2018, among L3 Technologies, Inc., Harris Corporation and Leopard Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by L3 Technologies, Inc. with the SEC on October 15, 2018).*

2.2	First Amendment to Agreement and Plan of Merger, dated as of June 28, 2019 among L3 Technologies, Inc., Harris Corporation and Leopard Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of L3 Technologies, Inc., dated June 29, 2019.

3.2	Amended and Restated Bylaws of L3 Technologies, Inc., dated June 29, 2019.

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. L3 Technologies, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019	L3 TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Christopher E. Kubasik
Name: Christopher E. Kubasik
Title: President